SCHUMACHER & ASSOCIATES, INC
                          Certified Public Accountants
                   12835 E. Arapahoe Road, tower II, Suite 110
                               Englewood, CO 80112
                      (303) 792-2466   FAX (303) 792-2467




March 24, 1998


United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Entropin, Inc.
                  SEC File No. 33-23693

Ladies and Gentlemen:

         The undersigned Schumacher & Associates, Inc. previously acted as independent accountants to audit the financial statements of Entropin, Inc., formerly known as Vanden Capital Group, Inc. (the "Company"). We are no longer acting as independent accountants to the Company.

         This letter will confirm that we have reviewed Item 4. of the Company's Form 8-K dated March 26, 1998, captioned "Changes in Registrant's Certifying Accountant" and that we agree the statements made therein as they relate to us.

         We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

         Dated this 24th day of March, 1998.

                                          Sincerely,


                                          SCHUMACHER & ASSOCIATES, INC.